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                                                                    EXHIBIT 8.1


                     [Letterhead of Vinson & Elkins L.L.P.]


                                 March 19, 2003


ENTERPRISE PRODUCTS PARTNERS L.P.

ENTERPRISE PRODUCTS OPERATING L.P.

2727 N. LOOP WEST

HOUSTON, TEXAS 77008


Ladies and Gentlemen:


         We have participated in the preparation of the Registration Statement on Form S-3, File No. 333-102778 (such Registration Statement, as amended on the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with respect to the registration of up to $1,500,000,000 of common units of Enterprise Products Partners L.P. ("Enterprise") and/or debt securities of Enterprise Products Operating L.P. and guaranties of such debt securities by Enterprise. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus").

         The statements in the Prospectus under the caption "Tax Considerations" are accurate and complete in all material respects and constitute our opinion, which is subject to the assumptions and qualifications set forth therein.

         We hereby consent to the references to this firm under the captions "Tax Considerations" and "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                   Very truly yours,


                                                   /s/ VINSON & ELKINS L.L.P.
                                                   --------------------------
                                                   VINSON & ELKINS L.L.P.